Exhibit 99.1

PRESS RELEASE

PacWest Bancorp 10250 Constellation Blvd., Suite 1640 Los Angeles, CA 90067	First California Financial Group, Inc. 3027 Townsgate Road, Suite 300 Westlake Village, CA 91361

Contacts: Matthew P. Wagner Chief Executive Officer (310) 728-1020	Contacts: C. G. Kum President and Chief Executive Officer (805) 322-9308

Victor R. Santoro Executive Vice President and CFO (310) 728-1021	Romolo C. Santarosa Sr. Executive Vice President and COO/CFO (805) 322-9333

FOR IMMEDIATE RELEASE	May 14, 2013

PACWEST BANCORP AND FIRST CALIFORNIA FINANCIAL GROUP, INC. ANNOUNCE RECEIPT OF ALL REGULATORY APPROVALS AND TIMING FOR CLOSING OF THE ACQUISITION

—Exchange Ratio Set at 0.2966 per Share of PacWest Common Stock for Each Share of First California Common Stock —

— Acquisition to Close at Close of Business on May 31, 2013 —

— Systems Conversion Expected to Occur on June 14, 2013 —

LOS ANGELES, CA and WESTLAKE VILLAGE, CA, May 14, 2013 ... PacWest Bancorp (Nasdaq:PACW) and First California Financial Group, Inc. (Nasdaq:FCAL) today announced the receipt of all necessary regulatory approvals in connection with the previously announced pending merger of First California Financial Group, Inc. (“First California”) with and into PacWest Bancorp (“PacWest”).  The final regulatory approval was received on May 10, 2013.

Pursuant to the terms of the merger agreement, PacWest will acquire First California for $8.00 per First California common share.  The exchange ratio is calculated based on the volume-weighted average share price of PacWest common stock for the 20 consecutive trading days ending on the second full trading day prior to the receipt of the last of the regulatory approvals required under the merger agreement.

As a result, each share of First California common stock shall be converted into the right to receive 0.2966 of a share of PacWest common stock. PacWest will issue an aggregate of approximately 8.4 million shares of PacWest common stock to First California stockholders (which includes PacWest common shares issuable in exchange for First California’s Series A Preferred Stock). Approximately $537,000 in cash will be delivered to holders of outstanding and unexercised First California options. In addition, approximately one million shares of First California common stock currently owned by PacWest will be cancelled in the merger.  Based on the closing price of PacWest’s common stock on May 13, 2013 of $27.61 per share, the aggregate consideration to be paid to First California common stockholders and holders of options to acquire First California common stock plus the cost of the First California shares of common stock cancelled in the merger is approximately $237.1 million.

Stockholders of PacWest and First California overwhelmingly approved the merger on March 20, 2013.

PacWest and First California expect to complete the merger on May 31, 2013.  Completion of the merger remains subject to satisfaction of customary closing conditions set forth in the merger agreement. The integration of First California’s systems and the conversion of First California’s branches to PacWest’s operating platform are scheduled to be completed over the weekend of June 14, 2013.

As of March 31, 2013, on a pro forma consolidated basis with First California, PacWest would have had approximately $7.0 billion in assets with 82 branches throughout California.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.3 billion in assets as of March 31, 2013, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 67 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries, BFI Business Finance and Celtic Capital Corporation, and its divisions, First Community Financial and Pacific Western Equipment Finance, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the United States, with a focus on the Southwestern U.S., primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

ABOUT FIRST CALIFORNIA FINANCIAL GROUP, INC.

First California Financial Group, Inc. is the holding company of First California Bank.  Founded in 1979 and with nearly $2 billion in assets, First California serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California.  Led by an experienced team of bankers, First California is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 15 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties.  The holding company’s website can be accessed at www.fcalgroup.com. For additional information on First California Bank’s products and services, visit www.fcbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest Bancorp, First California Financial Group, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of PacWest, First California and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed acquisition, or any future acquisition, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; settlements with the FDIC related to loss-sharing arrangements; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

PacWest Bancorp

10250 Constellation Blvd., Suite 1640

Los Angeles, CA 90067

Contacts:

Matthew P. Wagner

Chief Executive Officer

(310) 728-1020

Victor R. Santoro

Executive Vice President and CFO

(310) 728-1021

First California Financial Group, Inc.

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

Contacts:

C. G. Kum

President and Chief Executive Officer

(805) 322-9308

Romolo C. Santarosa

Sr. Executive Vice President and COO/CFO

(805) 322-9333